                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY
                                                                  --------------

                              WARRANT AGREEMENT


          THIS WARRANT AGREEMENT (the "AGREEMENT") is executed this 1st day of May, 1998 by ANALYTICAL GRAPHICS, INC., a Pennsylvania corporation (the "Company"), in favor of PNC BANK, N.A. ("PNC BANK"), and TRANSAMERICA BUSINESS CREDIT CORPORATION (collectively the "BANKS") and PNC BANK in its capacity as agent for the Banks (the "AGENT").

          Pursuant to that certain Loan Agreement of even date herewith among the Company, the Agent, and the Banks (the "LOAN AGREEMENT"), the Banks have agreed to make a Term Loan to the Company, such Term Loan to consist of an initial tranche of $3,000,000 (the "FIRST TRANCHE") and a second tranche of $1,000,000 (the "SECOND TRANCHE"). In consideration of the extension of credit to the Company under the First Tranche, the Company has agreed to issue to the Banks (referred to herein as the "BANK HOLDERS"), warrants (each a "WARRANT") to purchase up to Forty Thousand (40,000) shares in the aggregate (the "EXERCISE QUANTITY"), subject to the adjustments herein provided, of the common stock of the Company, par value $.01 per share (the "COMMON STOCK").

          Capitalized terms used but not defined herein shall the meanings ascribed to them in the Loan Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Company and the Bank Holders agree as follows:

     1.   GRANT OF WARRANT.  In consideration for the extension of credit by
          ----------------
the Banks to the Company under the Term Loan, the Company hereby grants to the Bank Holders a Warrant to purchase up to that number of shares which constitute the Exercise Quantity of the Common Stock on the date of such purchase. The Bank Holders and any subsequent registered holders of the Warrants have the rights and obligations provided for in the form of warrant and in this Agreement.

          Upon the Funding of the First Tranche, the Company shall deliver to the Bank Holders Warrants exercisable into an aggregate of 40,000 shares of Common Stock at the Exercise Price. Additional Warrants exercisable into an aggregate of 13,500 shares of Common Stock shall be issued upon the funding of the Second Tranche according to the terms of the Loan Agreement. All Warrants granted to the Bank Holders pursuant to this Agreement shall be allocated among such Bank Holders according to Schedule I attached hereto.
                               ----------

     2.   WARRANT CERTIFICATE.
          -------------------

          (a) Form of Warrant Certificate.  The Warrant shall be evidenced by a
              ---------------------------
certificate ("WARRANT CERTIFICATE"), which Warrant Certificate (and the form of election to purchase Common Stock and of assignment to be attached thereto) shall be substantially the same as Exhibit A hereto and may have such marks of identification or
        ---------
designations and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrant may from time to time be listed. The Warrant Certificate shall entitle the holder thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Exercise Price (as set forth herein) at such time or times as the holder may elect in its sole discretion, but the number of such shares of Common Stock and the Exercise Price shall be subject to adjustment as provided herein. The Warrants shall also provide for a net issuance option allowing each holder thereof to surrender such Warrant and receive in exchange therefor shares of Common Stock having a fair market value equal to the product of (i) the number of shares of Common Stock into which such Warrant is then exercisable multiplied by (ii) the difference of
(A) fair market value of each share of Common Stock on the date of surrender less (B) the per share exercise price of such Warrant on the date of surrender.

          (b) Countersignature and Registration.
              ---------------------------------

              (i) The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or Assistant Secretary of the Company, either manually or by facsimile signature.

              (ii) The Company will keep or cause to be kept, at its principal office, books for the registration and transfer of the Warrant Certificate issued hereunder.

          (c) Transfer, Split-Up, Combination and Exchange of Warrant
              -------------------------------------------------------
Certificates.  At any time prior to the close of business on the Final
------------
Expiration Date (as defined hereinafter), the Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Company. Thereupon the Company shall deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

          (d) Subsequent Issue of Warrant Certificates.  Subsequent to their
              ----------------------------------------
original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 2.3 hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates, and
(c) Warrant Certificates issued pursuant to Section 2.5 hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant

Certificate.

          3.  EXERCISE OF WARRANTS; EXERCISE PRICE; EXPIRATION DATE OF WARRANTS.
              -----------------------------------------------------------------

              (a) The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby (except as otherwise provided herein) in whole or in part upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Company at its principal office, together with payment of the Exercise Price for each share of Common Stock as to which the Warrants are exercised, at or prior to the close of business on April 30, 2003 (the "FINAL EXPIRATION DATE").

              (b) The exercise price for each share of Common Stock pursuant to the exercise of a Warrant shall initially be $15.00 per share of Common Stock issuable upon exercise of the Warrant (the "EXERCISE PRICE"), shall be subject to adjustment from time to time as provided in Section 6 hereof and shall be payable in accordance with paragraph
          (c) below.

              (c) Upon receipt of a Warrant Certificate representing exercisable Warrants, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Warrant Certificate in accordance with Section 5 hereof in cash, or by certified check or cashier's check payable to the order of the Company, the Company shall thereupon promptly (i) requisition from any transfer agent of the Common Stock certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
          Section 7 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

              (d) In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to its duly authorized assigns, subject to the provisions of Section 7 hereof.

          4.  CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES.  All Warrant
              ----------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall when surrendered to the Company be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.

          5.  RESERVATION AND AVAILABILITY OF COMMON STOCK.
              --------------------------------------------

              (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or any shares of Common Stock held in its treasury, that number of shares of Common Stock that will from time to time be sufficient to permit the exercise in full of all outstanding Warrants.

               (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of Warrants shall, at the time of delivery of the certificates for such shares of Common Stock (subject to payment of the Exercise Price), be duly authorized, validly issued, fully paid and nonassessable shares.

               (c) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Warrant Certificates or of any shares of Common Stock upon the exercise of Warrants.

          6.  NO DILUTION OR IMPAIRMENT.
              -------------------------

              (a) Calculation of Exercise Quantity.  The Company acknowledges
                  --------------------------------
that the initial Exercise Quantity was calculated based upon an intention that the full exercise of the Warrant would result in the Bank Holders obtaining shares of Common Stock constituting a percentage of the Company's Common Stock, options, warrants (including the Warrant), convertible securities, securities and other rights (in each case whether now existing or hereafter issued or arising) to acquire from the Company shares of Common Stock ("COMMON STOCK EQUIVALENTS") outstanding as of the date of exercise of the Warrant (based on 4,078,560 shares of Common Stock currently issued or reserved for issuance upon conversion of outstanding Common Stock Equivalents as of the date hereof). It is the intent of the parties hereto that after giving effect to the exercise in full of the Warrant, the Bank Holders' ownership of the Common Stock and Common Stock Equivalents will be on a fully diluted basis, which may be reduced as a consequence of (i) an issuance by the Company of up to 100,000 shares of Common Stock or Common Stock Equivalents in respect of an employee stock option plan adopted by the Company's Board of Directors or (ii) an issuance of shares in connection with the Company's initial public offering, or any subsequent issuances.

          (b) Adjustment of Purchase Price and Number of Shares.
              -------------------------------------------------

     The Exercise Quantity and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

              (i) Reclassification, Consolidation or Merger.  In case of any
                  -----------------------------------------
reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, or in case of any sale of all or substantially all of the assets of the Company, or in case of a share exchange in which 80% or more of the outstanding capital stock of the Company is exchanged for capital stock of another corporation, any of which transactions shall be referred to hereinafter as a "Corporate Transaction," the Holder shall have the right to receive the type and amount of shares of stock and other securities and property to which such Holder would have been entitled if it had received Common Stock by exercise of this Warrant immediately prior to such Corporate Transaction, and the Exercise Price shall be adjusted accordingly.

              (ii)  Subdivision or Combination of Shares.  If the Company at
                    ------------------------------------
any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

              (iii) Stock Dividends.  If the Company at any time while this
                    ---------------
Warrant is outstanding and unexpired shall pay a dividend of Common Stock with respect to Common Stock payable in, or make any other distribution with respect to Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

              (iv)  Adjustment of Number of Shares.  Upon each adjustment in the
                    ------------------------------
Exercise Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment of the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

              (v)   No Impairment.  The Company will not, by amendment of any
                    -------------
of its organizational documents or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrant or impair the ability of the Bank Holders to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of all such action as may be necessary or appropriate in order to protect the rights of the Bank Holders against dilution or other impairment.

     7.  FRACTIONAL SHARES.
         -----------------

         (a) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Warrant Certificates at the time such Warrants are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock.

         (b) For purposes of this Section 7, the current market value of a share of Common Stock shall be the closing price per share of Common Stock on the date of determination. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or traded, the current market value shall mean the fair value per share as determined in good faith by an independent appraiser selected by the Agent at the expense of the Company, whose determination shall be conclusive.

          8.  "PIGGYBACK" REGISTRATION.  If at any time the Company determines
               -----------------------
to register under the Securities Act of 1933, as amended (including pursuant to a demand of any security holder of the Company exercising registration rights), any of its Common Stock (except securities to be issued solely in connection with any acquisition of any entity or business, shares issuable solely upon exercise of stock options, shares issuable solely pursuant to employee benefit plans or shares to be registered on any registration form that does not permit secondary sales), it must give each Bank, written notice of such determination at least thirty (30) days prior to each such filing. If, within fifteen (15) days after receipt of such notice, any Bank Holder so requests in writing, the Company must include in such registration statement (to the extent permitted by applicable regulation) all or any part of such Bank Holders' warrants and the shares of Common Stock (or other securities representing Common Stock) purchasable or purchased from time to time under such Bank Holders' warrants (collectively, "REGISTRABLE SECURITIES") that such Bank Holder requests to be registered; provided, however, that the Bank Holders' registration rights shall
            --------  -------
be subordinate in their entirety to the registration rights of the holders of the Series A Preferred Stock of the Company and the Bank Holders shall only be able to include such securities in any registration to the extent that the inclusion thereof will not reduce the amount of Registrable Securities (as defined in that certain Investor Rights Agreement dated June 5, 1995 between the Company and SpaceVest Fund, L.P.) of the holders of the Series A Preferred Stock. Any Registrable Securities which are included in any underwritten offering under this Section 8 will be sold upon such terms as the managing underwriters reasonably request. If such managing underwriter determines that a cutback in the number of shares to be registered is necessary, such cut back shall be effected on a pro rata basis among the shareholders of the Company requesting registration and the Bank. If any Bank Holder disapproves of the terms of such underwriting, such Bank Holder may elect to withdraw therefrom by written notice to the Company and the underwriter.

          9.   AGREEMENT OF WARRANT HOLDERS.  Every holder of a Warrant, by
               ----------------------------
accepting the same, consents and agrees with the Company and with every other holder of a Warrant that:

               (a) the Warrant Certificates are transferable only on the registry books of the Company if surrendered at its principal offices, duly endorsed or accompanied by a proper instrument of transfer; and

               (b) the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

          10.  WARRANT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.  No holder,
               ---------------------------------------------------
as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

          11.  ISSUANCE OF NEW WARRANT CERTIFICATES.  Notwithstanding any of the
               ------------------------------------
provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Warrant.

          12.  SUCCESSORS AND ASSIGNS.  The terms of this Agreement shall be
               ----------------------
binding upon the Company and the Bank Holders and their respective successors and assigns.

          13.  GOVERNING LAW: CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
               ------------------------------------------------------------
THIS AGREEMENT AND ALL RELATED INSTRUMENTS AND AGREEMENTS SHALL BE DEEMED TO BE CONTRACTS MADE IN THE COMMONWEALTH OF PENNSYLVANIA, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BANK HOLDERS AND THE COMPANY AGREE THAT THE STATE AND FEDERAL COURTS OF PENNSYLVANIA LOCATED IN ALLEGHENEY COUNTY, PENNSYLVANIA SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. THE COMPANY HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE

(WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY RELATED MATTERS, AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     WITNESS the due execution of this Warrant Agreement as of the date first above written.

ATTEST:                              ANALYTICAL GRAPHICS, INC.


By:/s/ RICHARD SPINOGATTI            By:/s/ WILLIAM J. BRODERICK
   ----------------------            ----------------------------(SEAL)

Print Name: RICHARD SPINOGATTI       Print Name: WILLIAM J. BRODERICK
           -------------------                   ----------------------
Title: CONTROLLER -- AGI             Title:       CFO
      --------------------                  ---------------

                                     PNC BANK, NATIONAL ASSOCIATION, both
                                     individually and as Agent


                                     By:/s/ GREGORY M. COTE
                                        --------------------(SEAL)

                                     Print Name: GREGORY M. COTE
                                                -----------------
                                     Title:     VP
                                           --------------

                                     TRANSAMERICA BUSINESS
                                     CREDIT CORPORATION


                                     By:/s/ DON SCHNIDER
                                        -----------------(SEAL)

                                     Print Name: DON SCHNIDER
                                                --------------
                                     Title:      SVP
                                           ----------------

                                  SCHEDULE I

                            ALLOCATION OF WARRANTS
                            ----------------------

Upon Funding of First Tranche
-----------------------------

                                                                           SHARES AS OF
BANK                                         % OF TOTAL WARRANTS           CLOSING DATE
----                                         -------------------           ------------
PNC Bank, National Association                    50%                          20,000

Transamerica Business Credit Corporation          50%                          20,000

     Total:                                      100%                          40,000

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

                        ______________________________

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF THAT WARRANT AGREEMENT DATED AS OF MAY 1, 1998 AMONG ANALYTICAL GRAPHICS, INC. (THE "COMPANY") AND PNC BANK, NATIONAL ASSOCIATION, AS AGENT, AND THE BANKS PARTY THERETO (THE "BANKS") (AS THE SAME MAY BE SUPPLEMENTED, MODIFIED, AMENDED, EXTENDED OR RESTATED FROM TIME TO TIME, THE "WARRANT AGREEMENT"). AMONG OTHER THINGS, THE WARRANT AGREEMENT CONTAINS PROVISIONS FOR PUTS, RESTRICTIONS ON TRANSFER AND REGISTRATION RIGHTS. A COPY OF THE WARRANT AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

                         COMMON STOCK PURCHASE WARRANT

                                MAY [   ], 1998

          Capitalized terms used and not otherwise defined in this Warrant shall have the meanings respectively assigned to them in the Warrant Agreement referred to in the legend above and in that certain Loan Agreement dated as of May 1, 1998 among the Company, the Agent and the Banks, as the same has been or may be supplemented, modified, amended, renewed or restated from time to time (the "LOAN AGREEMENT"). The Company certifies and agrees that PNC Bank,
National Association and its successors and assigns are entitled to purchase
from the Company an Exercise Quantity initially equal to [          ] shares of
the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), all upon the terms and provisions and subject to adjustment as provided in the Warrant Agreement and this Common Stock Purchase Warrant (the "WARRANT"). The exercise price per share of Common Stock for which this Warrant is exercisable
shall be $[          ] per share, as adjusted from time to time pursuant to the terms of this Warrant and the Warrant Agreement (the "EXERCISE PRICE").

                           ________________________

1.   Exercise of Warrant.
     --------------------

     1.1 This Warrant may be exercised by the Holder of this Warrant at any time during the term hereof in whole, or in part from time to time (but not for fractional shares), by presentation and surrender of this Warrant to the Company, together with the Exercise Form, in the form attached hereto as Exhibit A-1 (the "EXERCISE FORM"), duly completed and executed and
          -----------       -------------
          payment in the aggregate amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased. At the option of Holder, payment of the Exercise Price may be made either by (i) check payable to the order of the Company, (ii) surrender of certificates then held representing, or deduction from the number of shares issuable upon exercise of this Warrant, that number of shares which has an aggregate fair market value on the date of exercise equal to the aggregate Exercise Price for all shares to be purchased pursuant to this Warrant or (iii) by any combination of the foregoing methods. Upon the Company's receipt of this Warrant, the completed and signed Exercise Form and the requisite payment, the Company shall issue and deliver (or cause to be delivered) to the exercising Holder stock certificates aggregating the number of shares of Common Stock purchased. In the event of a partial exercise of this Warrant, the Company shall issue and deliver to the Holder a new Warrant at the same time such stock certificates are delivered, which new Warrant shall entitle the Holder to purchase the balance of the Exercise Quantity not purchased in that partial exercise and shall otherwise be upon the same terms and provisions as this Warrant.

     1.2 In the event the Holder of this Warrant desires that any or all of the stock certificates to be issued upon the exercise hereof be registered in a name or names other than that of the Holder of this Warrant, the Holder must so request in writing at the time of exercise, and pay to the Company funds sufficient to pay all stock transfer taxes (if any) payable in connection with the transfer and delivery of such stock certificates.

     1.3 Upon the due exercise by the Holder of this Warrant, whether in whole or in part, that Holder (or any other person to whom a stock certificate is to be so issued) shall be deemed for all purposes to have become the Holder of record of the shares of Common Stock for which this Warrant has been so exercised, effective immediately prior to the close of business on the date this Warrant, the completed and signed Exercise Form and the requisite payment are duly delivered to the Company, irrespective of the date of actual delivery of certificates representing such shares of Common Stock so issued.

3.   Surrender of Warrant; Expenses.
     ------------------------------

     3.1 Whether in connection with the exercise, exchange, registration of transfer, replacement or put of this Warrant, surrender of this Warrant shall be made to the Company during normal business hours on a Business Day (unless the Company otherwise permits) at the executive offices of the Company located at 325 Technology Drive, Malvern, Pennsylvania 19355, or to such other office or duly authorized representative of the Company as from time to time may be designated by the Company by written notice given to the Holder of this Warrant.

     3.2 The Company shall pay all costs and expenses incurred in connection with the exercise, registering, exchange, transfer, replacement or put of this Warrant, including the costs of preparation, execution and delivery of warrants and stock certificates, and shall pay all taxes (other than any taxes measured by the income of any Person other than the Company) and other charges imposed by law payable in connection with the transfer or replacement of this Warrant.

4.   Warrant Register, Exchange, Transfer, Loss.
     ------------------------------------------

     4.1 The Company at all times shall maintain at its chief executive offices an open register for the Warrant, in which the Company shall record the name and address of each Holder to whom a Warrant has been issued or transferred, the number of shares of Common Stock or other securities purchasable thereunder and the corresponding purchase prices.

     4.2 This Warrant may be exchanged for two or more warrants entitling the Holder hereof to purchase the same aggregate Exercise Quantity at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant. The Holder may request such an exchange by surrender of this Warrant to the Company, together with a written exchange request specifying the desired number of warrants and allocation of the Exercise Quantity purchasable under the existing Warrant.

     4.3 Subject to the provisions of Section 9 of the Warrant Agreement, this Warrant may be transferred, in whole or in part, by the Holder or any duly authorized representative of such Holder. A transfer may be registered with the Company by submission to it of this Warrant, together with an Assignment Form, in the form of Exhibit A-2 (the
                                                           -----------
          "ASSIGNMENT FORM"), duly completed and executed. Within five (5) Business Days after the Company's receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new Warrant representing the portion of the Exercise Quantity transferred at the same Exercise Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new Holder's name.

     4.4 In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new Warrant to the Holder in substitution therefor upon the Company's receipt of (i) evidence reasonably satisfactory to the Company of such event (with the affidavit of an institutional Holder being sufficient evidence), and (ii) if requested by the Company, an indemnity agreement from any institutional Holder or an indemnity bond from anyone else reasonably satisfactory in form and amount to the Company.

5.   Rights and Obligations of the Company and the Warrant Holder.  The Company
     ------------------------------------------------------------
     and the

     Holders of this Warrant are entitled to the rights and bound by the obligations set forth in the Warrant Agreement, all of which rights and obligations are hereby incorporated by reference herein. This Warrant shall not entitle its Holder to any rights of a stockholder in the Company (other than as provided in Section 2.3 of this Warrant).

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and its corporate seal, if any, to be impressed hereupon and attested to by its Secretary or Assistant Secretary.


                                        ANALYTICAL GRAPHICS, INC.


                                        By__________________________________
                                        Its_________________________________


Attest:


______________________________
Secretary

                                                                     Exhibit A-1
                                                                     -----------

                             COMMON STOCK WARRANT
                             --------------------
                                 EXERCISE FORM
                                 -------------

Analytical Graphics, Inc.
Attention:  President

_______________________________
_______________________________

          The undersigned Holder of the attached Warrant hereby irrevocably elects to exercise the within Warrant to the extent of _____ shares of Common Stock, $.01 par value per share, of the Company, and

          (i) encloses a check (payable to the order of the Company) in the amount of $ __________ in payment of the purchase price thereof; and/or

          (ii) hereby authorizes the deduction of ______shares in payment of the Exercise Price.

                  Instructions For Registering The Securities
                  On The Stock Transfer Books Of The Company

Name of Transferee:  __________________________________________
State of Organization (if applicable):______________________________
Federal Tax Identification or
 Social Security Number:______________________________________
Address:  ___________________________________________________

          If this exercise of the Warrant is not an exercise in full, then the undersigned Holder hereby requests that a new Warrant of like tenor (exercisable for the balance of the shares of Common Stock underlying this Warrant) be issued and delivered to the undersigned Holder at the address on the warrant register of the Company.


Dated:_______________________      _____________________________________________
                                   (Name of Registered Holder - Please Print)


                                   By___________________________________________
                                        (Signature of Registered Holder or
                                        of Duly Authorized Signatory)



                                   Title________________________________________

                                                                     Exhibit A-2
                                                                     -----------
                             COMMON STOCK WARRANT
                             --------------------
                                ASSIGNMENT FORM
                                ---------------

          For Value Received, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers to the transferee whose name and address are set forth below all of the rights of the undersigned under the within Warrant (to the extent of the portion of the within Warrant being transferred hereby, which portion is ___________________).

Name of Transferee:  __________________________________________
State of Organization (if applicable):_________________________ Federal Tax Identification or
 Social Security Number:_______________________________________
Address:_______________________________________________________

          If this transfer is not a transfer of the Warrant in full, then the undersigned hereby requests that, as provided in the within Warrant, a new warrant of like tenor respecting the balance of the Exercise Quantity not being transferred pursuant hereto be issued in the name of and delivered to, the undersigned. The undersigned does hereby irrevocably constitute and appoint __________________________________ attorney to register the foregoing transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated:_______________________      _____________________________________________
                                   (Name of Registered Holder - Please Print)


                                   By___________________________________________
                                        (Signature of Registered Holder or
                                        of Duly Authorized Signatory)

                                   Title________________________________________

                               WARRANT AGREEMENT


     THIS WARRANT AGREEMENT (the "AGREEMENT") is executed this 1st day of May, 1998 by ANALYTICAL GRAPHICS, INC., a Pennsylvania corporation (the "COMPANY"), in favor of PNC BANK, NATIONAL ASSOCIATION ("PNC").

     Pursuant to that certain Loan Agreement of even date herewith among the Company, PNC, in its capacity as agent, and the Banks party thereto (the "LOAN AGREEMENT"), the Banks have agreed to make a Term Loan to the Company, such Term Loan to consist of an initial tranche of $3,000,000 (the "FIRST TRANCHE") and a second tranche of $1,000,000 (the "SECOND TRANCHE"). In consideration of the services provided to the Company by PNC as Agent with respect to the Term Loan, the Company has agreed to issue to PNC (sometimes referred to herein, together with the Banks as the "BANK HOLDERS"), warrants (each a "WARRANT") to purchase up to Twelve Thousand Five Hundred (12,500) shares in the aggregate (the "EXERCISE QUANTITY"), subject to the adjustments herein provided, of the common stock of the Company, par value $.01 per share (the "COMMON STOCK").

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Company and PNC agree as follows:

     1.   GRANT OF WARRANT.  In consideration for services provided by PNC with
          ----------------
respect to the Term Loan, the Company hereby grants to PNC a Warrant to purchase up to that number of shares which constitute the Exercise Quantity of the Common Stock on the date of such purchase. The Agent and any subsequent registered holders of the Warrants have the rights and obligations provided for in the form of warrant and in this Agreement. Upon the Funding of the First Tranche, the Company shall deliver to PNC Warrants exercisable into an aggregate of 12,500 shares of Common Stock at the Exercise Price.

     2.   WARRANT CERTIFICATE.
          -------------------

          (a) Form of Warrant Certificate.  The Warrant shall be evidenced by a
              ---------------------------
certificate ("WARRANT CERTIFICATE"), which Warrant Certificate (and the form of election to purchase Common Stock and of assignment to be attached thereto) shall be substantially the same as Exhibit A hereto and may have such marks of
                                   ---------
identification or designations and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrant may from time to time be listed. The Warrant Certificate shall entitle the holder thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Exercise Price (as set forth herein) at such time or times as the holder may elect in its sole discretion, but the number of such shares of Common Stock and the Exercise Price shall be subject to adjustment as provided herein. The Warrants shall also provide for a net issuance option allowing each holder thereof to surrender such Warrant and receive in exchange therefor shares of Common Stock having a fair market value equal to the product of (i) the number of shares of Common Stock into which such Warrant is then exercisable multiplied by (ii) the difference of (A) fair market value of each share of Common Stock on the date of surrender less (B) the per share exercise price of such Warrant on the date of surrender.

          (b)  Countersignature and Registration.
               ---------------------------------

               (i) The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or Assistant Secretary of the Company, either manually or by facsimile signature.

               (ii) The Company will keep or cause to be kept, at its principal office, books for the registration and transfer of the Warrant Certificate issued hereunder.

          (c)  Transfer, Split-Up, Combination and Exchange of Warrant
               -------------------------------------------------------
Certificates.  At any time prior to the close of business on the Final
------------
Expiration Date (as defined hereinafter), the Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Company. Thereupon the Company shall deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

          (d)  Subsequent Issue of Warrant Certificates.  Subsequent to their
               ----------------------------------------
original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 2.3 hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates, and
(c) Warrant Certificates issued pursuant to Section 2.5 hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate.

     3.   Exercise of Warrants; Exercise Price; Expiration Date of Warrants.
          -----------------------------------------------------------------

          (a) The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby (except as otherwise provided herein) in whole or in part upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Company at its principal office, together with payment of the Exercise Price for each share of Common Stock as to which the Warrants are exercised, at or prior to the close of business on April 30, 2003 (the "FINAL EXPIRATION DATE").

          (b) The exercise price for each share of Common Stock pursuant to the exercise of a Warrant shall initially be $15.00 per share of Common Stock issuable upon exercise of the Warrant (the "EXERCISE PRICE"), shall be subject to adjustment from time to time as provided in Section 6 hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Warrant Certificate representing exercisable Warrants, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Warrant Certificate in accordance with Section 5 hereof in cash, or by certified check or cashier's check payable to the order of the Company, the Company shall thereupon promptly (i) requisition from any transfer agent of the Common Stock certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 7 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder and
     (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

          (d) In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to its duly authorized assigns, subject to the provisions of Section 7 hereof.

     4.   CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES.  All Warrant
          ----------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall when surrendered to the Company be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.

     5.   RESERVATION AND AVAILABILITY OF COMMON STOCK.
          --------------------------------------------

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or any shares of Common Stock held in its treasury, that number of shares of Common Stock that will from time to time be sufficient to permit the exercise in full of all outstanding Warrants.

          (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of Warrants shall, at the time of delivery of the certificates for such shares of Common

     Stock (subject to payment of the Exercise Price), be duly authorized, validly issued, fully paid and nonassessable shares.

          (c) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Warrant Certificates or of any shares of Common Stock upon the exercise of Warrants.

     6.   NO DILUTION OR IMPAIRMENT
          -------------------------

          (a)  Calculation of Exercise Quantity.  The Company acknowledges that
               --------------------------------
the initial Exercise Quantity was calculated based upon an intention that the full exercise of the Warrant would result in the Bank Holders obtaining shares of Common Stock constituting a percentage of the Company's Common Stock, options, warrants (including the Warrant), convertible securities, securities and other rights (in each case whether now existing or hereafter issued or arising) to acquire from the Company shares of Common Stock ("COMMON STOCK EQUIVALENTS") outstanding as of the date of exercise of the Warrant (based on 4,078,560 shares of Common Stock currently issued or reserved for issuance upon conversion of outstanding Common Stock Equivalents as of the date hereof). It is the intent of the parties hereto that after giving effect to the exercise in full of the Warrant, the Bank Holders' ownership of the Common Stock and Common Stock Equivalents will be a fully diluted basis, which may be reduced as a consequence of (i) an issuance by the Company of up to 100,000 shares of Common Stock or Common Stock Equivalents in respect of an employee stock option plan adopted by the Company's Board of Directors or (ii) an issuance of shares in connection with the Company's initial public offering or any subsequent issuances.

          (b)  Adjustment of Purchase Price and Number of Shares.
               -------------------------------------------------

     The Exercise Quantity and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

               (i)   Reclassification, Consolidation or Merger.  In case of any
                     -----------------------------------------
reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, or in case of any sale of all or substantially all of the assets of the Company, or in case of a share exchange in which 80% or more of the outstanding capital stock of the Company is exchanged for capital stock of another corporation, any of which transactions shall be referred to hereinafter as a "Corporate Transaction," the Holder shall have the right to receive the type and amount of shares of stock and other securities and property to which such Holder would have been entitled if it had received Common Stock by exercise of this Warrant immediately prior to such Corporate Transaction, and the Exercise Price shall be adjusted accordingly.

               (ii)  Subdivision or Combination of Shares. If the Company at any
                     ------------------------------------
time while this Warrant remains outstanding and unexpired shall subdivide or combine its

Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

               (iii)  Stock Dividends.  If the Company at any time while this
                      ---------------
Warrant is outstanding and unexpired shall pay a dividend of Common Stock with respect to Common Stock payable in, or make any other distribution with respect to Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

               (iv)   Adjustment of Number of Shares. Upon each adjustment in
                      ------------------------------
the Exercise Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment of the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

               (v)    No Impairment. The Company will not, by amendment of any
                      -------------
of its organizational documents or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrant or impair the ability of PNC to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of all such action as may be necessary or appropriate in order to protect the rights of PNC against dilution or other impairment.

     7.   FRACTIONAL SHARES
          -----------------

          (a) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Warrant Certificates at the time such Warrants are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock.

          (b) For purposes of this Section 7, the current market value of a share of Common Stock shall be the closing price per share of Common Stock on the date of determination. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If the Common Stock is not publicly held or so listed or traded, the current market value shall mean the fair value per share as determined in good faith by an independent appraiser selected by PNC at the expense of the Company, whose determination shall be conclusive.

     8.   "PIGGYBACK" REGISTRATION.  If at any time the Company determines to
           -----------------------
register under the Securities Act of 1933, as amended (including pursuant to a demand of any security holder of the Company exercising registration rights), any of its Common Stock (except securities to be issued solely in connection with any acquisition of any entity or business, shares issuable solely upon exercise of stock options, shares issuable solely pursuant to employee benefit plans or shares to be registered on any registration form that does not permit secondary sales), it must give to PNC, written notice of such determination at least thirty (30) days prior to each such filing. If, within fifteen (15) days after receipt of such notice, PNC so requests in writing, the Company must include in such registration statement (to the extent permitted by applicable regulation) all or any part of PNC's warrants and the shares of Common Stock (or other securities representing Common Stock) purchasable or purchased from time to time under such PNC's warrants (collectively, "REGISTRABLE SECURITIES") that PNC requests to be registered; provided, however, that PNC's registration rights
                               --------  -------
shall be subordinate in their entirety to the registration rights of the holders of the Series A Preferred Stock of the Company and PNC shall only be able to include such securities in any registration to the extent that the inclusion thereof will not reduce the amount of Registrable Securities (as defined in that certain Investor Rights Agreement dated June 5, 1995 between the Company and SpaceVest Fund, L.P.) of the holders of the Series A Preferred Stock. Any Registrable Securities which are included in any underwritten offering under this Section 8 will be sold upon such terms as the managing underwriters reasonably request. If such managing underwriter determines that a cutback in the number of shares to be registered is necessary, such cut back shall be effected on a pro rata basis among the shareholders of the Company requesting registration and PNC. If PNC disapproves of the terms of such underwriting, PNC may elect to withdraw therefrom by written notice to the Company and the underwriter.

     9.   AGREEMENT OF WARRANT HOLDERS.  Every holder of a Warrant, by accepting
          ----------------------------
the same, consents and agrees with the Company and with every other holder of a Warrant that:

          (a) the Warrant Certificates are transferable only on the registry books of the Company if surrendered at its principal offices, duly endorsed or accompanied by a proper instrument of transfer; and

          (b) the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

     10.  WARRANT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.  No holder, as
          ---------------------------------------------------
such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

     11.  ISSUANCE OF NEW WARRANT CERTIFICATES.  Notwithstanding any of the
          ------------------------------------
provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Warrant.

     12.  SUCCESSORS AND ASSIGNS.  The terms of this Agreement shall be binding
          ----------------------
upon the Company and PNC and their respective successors and assigns.

     13.  GOVERNING LAW: CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS
          ------------------------------------------------------------
AGREEMENT AND ALL RELATED INSTRUMENTS AND AGREEMENTS SHALL BE DEEMED TO BE CONTRACTS MADE IN THE COMMONWEALTH OF PENNSYLVANIA, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, PNC AND THE COMPANY AGREE THAT THE STATE AND FEDERAL COURTS OF PENNSYLVANIA LOCATED IN ALLEGHENEY COUNTY, PENNSYLVANIA SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. THE COMPANY HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY RELATED MATTERS, AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     WITNESS the due execution of this Warrant Agreement as of the date first above written.

ATTEST:                             ANALYTICAL GRAPHICS, INC.

By:/s/ RICHARD SPINOGATTI           By:/s/ WILLIAM J. BRODERICK
   ------------------------            --------------------------
Print Name: RICHARD SPINOGATTI      Print Name: WILLIAM J. BRODERICK
           --------------------                 ----------------------
Title:   CONTROLLER - AGI           Title:       CFO
      ------------------------            ------------------

                                    PNC BANK,
                                    NATIONAL ASSOCIATION,



                                    By:/s/ GREGORY M. COTE
                                       ---------------------
                                    Print Name: GREGORY M. COTE
                                               ------------------
                                    Title:         VP
                                          --------------------